DECLARATION OF ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS AND TO NEXUS ASSET HOLDINGS, LLC. AND GLOBAL DEVELOPMENT INC.

THAT, Nexus Asset Holdings, LLC., being owners ( “Owners”) of the following assets (the “Assets”) issued as follows:

Asset Registered Name	Issue Date	Principal Amount
Interquad Software Solutions, Inc*	April 4, 2006	400,000 shares
Eagle Aero Holdings Corporation	March 16, 2006	2,000,000 shares
World Hockey Association Corp	June 26, 2006	8,000,000 shares

* Omni Entertainment Group, Inc (Formerly known as Interquad Software Solutions, Inc.)

do hereby declare to the foregoing persons, and on which declaration the forgoing and any subsequent assignee of the Assets, may rely, that the Owners, for adequate consideration have assigned absolutely and free and clear of any encumbrances or claims all interest in the above mentioned Assets to Global Development Inc., which has full and absolute right to deal with the Assets in all respects as owner and sole possessor of all title without further reference or accountability to the Owners.

IN WITNESS WHEREOF, the Owners have executed effective the 26th day of June, 2006.

NEXUS ASSET HOLDINGS, LLC.

Per:_____________________________________
Authorized Signatory